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                                                                 Exhibit (a)(10)



            ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                             FIRST FOCUS FUNDS, INC.


      The undersigned President hereby amends the Articles of Incorporation of First Focus Funds, Inc. (the "Corporation").

      1. Article V of the Articles of Incorporation of the Corporation is hereby amended and restated as follows:

                                   "ARTICLE V

      A. The total number of authorized shares of the Corporation is 1,000,000,000, ten (10) of which, shall be Capital Shares of the par value of $.00001 each, none of which may be issued so long as the Corporation is a registered investment company; and all the rest of which shall be Special Common Shares ("common shares") of the par value of $.00001 each. Of said common shares, 50,000,000 shares may be issued in the series of common shares hereby designated First Focus Core Equity Fund shares; 50,000,000 shares may be issued in the series of common shares hereby designated First Focus Short/Intermediate Bond Fund shares; 50,000,000 shares may be issued in the series of common shares hereby designated First Focus Small Company Fund shares; 50,000,000 shares may be issued in the series of common shares hereby designated First Focus Balanced Fund shares; 50,000,000 shares may be issued in the series of common shares hereby designated First Focus Growth Opportunities Fund shares; 50,000,000 shares may be issued in the series of common shares hereby designated First Focus Income Fund shares; 50,000,000 shares may be issued in the series of common shares hereby designated First Focus Nebraska Tax-Free Fund shares; 50,000,000 shares may be issued in the series of common shares hereby designated First Focus Large Cap Growth Fund shares; and 49,000,000 shares may be issued in the series of common shares hereby designate First Focus International Equity Fund. The balance of shares may be issued in such series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, or may be authorized for issuance as additional shares of any existing series or portfolio as and to the extent stated or expressed in a resolution or resolutions providing for the issue of any such series or shares of common shares adopted from time to time by the Board of Directors of the Corporation pursuant to the authority hereby vested in said Board of Directors.

      B. Shares of each series may be further divided into one or more sub-series (hereinafter referred to for convenience as a "class", but without any intention to denote any such sub-series as a class for purposes of the Nebraska Business Corporation Act). Each such class shall be clearly identified and distinguished from each other class by such names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such shares in a Registration Statement filed with the Securities and Exchange Commission covering the offer and sale of such shares to the public. The Board of Directors of the Corporation shall have the power and authority to designate or redesignate any unissued shares of any class or any series from time to time by setting or changing the preferences, conversion rights, voting powers, restrictions, limitations as to dividends, qualifications or


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terms or conditions of redemption of such unissued shares to the extent expressed in a resolution or resolutions providing for such action. Upon the creation of any further series or classes, the Board of Directors shall, for purposes of identification, also have the power and authority to designate a name for the new series or class.

      C. The Corporation may issue and sell any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation. Each series of common shares which the Board of Directors may establish, as provided herein, evidences an interest in a separate and distinct portion of the Corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such additional series representing separate portfolios is hereby vested in the Board of Directors of the Corporation, and such separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any other series of shares of the Corporation."

      2. The amendments were adopted by the Directors of the Corporation on April 12, 2002 without shareholder action, such Shareholder action not being required.

Executed this 13th day of April, 2007.


                                            /s/ Julie Den Herder
                                            ------------------------------------
                                            Julie Den Herder, President